                                                                    Exhibit 99.1

                          Handheld Entertainment, Inc.

         Pursuant to Rule 438 of Regulation C promulgated under the Securities
Act of 1933, as amended, I, Carl Goldfischer, consent to be named in the
Registration Statement on Form SB-2 (File No. 333-133215) of Handheld
Entertainment, Inc. (the "Company"), and in all amendments and supplements thereto, as a proposed member of the board of directors of the Company.

         Dated: July 26, 2006

                       /s/ Carl Goldfischer
                       ----------------------
                       Carl Goldfischer